ESCROW AGREEMENT



                  The undersigned parties hereby establish Chase Manhattan Bank and Trust Company, N.A. Escrow No. C27110A (the "Escrow") and agree to be bound by this Escrow Agreement, dated as of August 31, 1998, as follows:

1. Parties and Transaction. The following entities are parties to this Escrow Agreement:

         (a)      Seller: SoftNet Systems, Inc.  IRS EIN# 11-1817252
                  520 Logue Avenue
                  Mountain View, CA 94043
                  Attn:    Mark Philips, Treasurer
                  Telephone:        (650) 962-7474
                  Fax:     (650) 962-7488 ("Seller")

         (b)      Buyer: RGC International Investors, LDC
                  c/o Rose Glen Capital Management, L.P.
                  3 Bala Plaza East, Suite 200 251 St. Asaphs Road Bala Cynwyd, PA 19004
                  Attn:    Mr. Wayne Bloch
                  Telephone:        (610) 617-5900
                  Fax:     (610) 617-0570 ("Buyer").

         (c) Shoreline: Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group, Three Harbor Drive, Suite 211, Sausalito, California, 94965, Attn: General Counsel, telephone number (415) 332-7800, facsimile number
                  (415) 332-7808 ("Shoreline"). Shoreline is acting as agent for Buyers and Seller in this transaction and will be paid a commission of Three Hundred and Seventy Five Thousand Dollars ($375,000) U.S. by Seller. No commission is being charged to Buyers. Shoreline will not receive any payment for order flow relating to any of the securities offered by Seller in connection with this transaction, including any shares of Seller's common stock.

         (d) Escrow Holder: Chase Manhattan Bank and Trust Company, N.A., a subsidiary of Chase Manhattan Corporation, 101 California Street, Suite 2725, San Francisco, California, 94111, telephone number: (415) 954-9518, facsimile number: (415) 693-8850 ("Escrow Holder").

                  This Escrow Agreement contains the closing information for the transaction effected between and on behalf of Buyers and Seller involving the sale by Seller and the purchase by Buyers of Seven Thousand Five Hundred 7,500 shares of Seller's Series E Preferred Stock ("Preferred Shares"), at a purchase price of $1,000 per share, for an aggregate purchase price of Seven and One Half Million Dollars ($7,500,000) U.S., pursuant to the Securities Purchase Agreement dated as of August 31, 1998 ("Purchase Agreement"), by and among Seller and Buyers. Seller represents that said Preferred Shares are issued by Seller pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D thereunder. Upon request of any party hereto, Escrow Holder will furnish the date and time this transaction took place.

                  In the  event  funds  transfer  instructions  are given by any party to this Agreement (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated above, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

2.                Deliveries.

         (a) Deliveries By Seller. Seller shall deliver the following documents to Escrow Holder or to Shoreline, as provided herein, no later 12:00 P.M. Pacific Standard Time on the "Closing Date," as such term is defined below:

                  (1) Seller shall deliver to Escrow Holder, with a copy to Shoreline, a copy of this Escrow Agreement, duly executed by Seller (which delivery may be made by facsimile so long as a manually executed original of the Escrow Agreement is delivered to Escrow Holder by Seller by overnight courier within one (1) business day following the Closing Date).

                  (2) Seller shall deliver to Escrow Holder Seven Thousand Five Hundred (7,500) Preferred Shares in the name of each Buyer and in face amounts and denominations more particularly set forth in the Closing Schedule annexed hereto as Exhibit C (the "Preferred Share Certificates"). The Preferred Share Certificates shall each bear substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                  A copy of the form of Seller's Preferred Share Certificate is attached hereto as Exhibit A and is incorporated herein by this reference.

                  (3) The Seller shall deliver to Escrow Holder, with copy to Shoreline, a writtenconfirmation in the form attached hereto as Exhibit B (the "Closing Confirmation", delivery of which may be made by facsimile so long as a manually executed original thereof is delivered to the Escrow Agent by Seller by overnight courier within one (1) business day of the Closing Date), stating that, subject to Escrow Holder's receipt of the items to be delivered by Buyer specified in Section 2(a) hereof, all of the conditions to the Closing as set forth in Article VI of the Purchase Agreement have been satisfied in full or waived as of the date of delivery of such confirmation with respect to Seller.

         (b) Deliveries By Buyer. Each Buyer shall deliver the following to Escrow Holder or to Shoreline, as provided herein, not later than 12:00 P.M. Pacific Standard Time on the Closing Date:

                  (1) Each Buyer shall deliver to Escrow Holder, with a copy to Shoreline, a copy of this Escrow Agreement, duly executed by such Buyer (which delivery may be made by facsimile so long as a manually executed original of the Escrow Agreement is delivered to Escrow Holder by Buyer by overnight courier within one (1) business day following the Closing Date).

                  (2) Each Buyer shall wire funds in the amount specified for such Buyer on Exhibit C hereof to Escrow Holder at the account set forth below:

                            The Chase Manhattan Bank
                               New York, New York
                                 ABA #021000021
                    Credit: CTCC Operating Account #507874439
      Ref: Shoreline Pacific/SoftNet Systems, Inc./Escrow No. C2711OA/ RGC
                          International Investors, LDC

                  (3) Each Buyer shall deliver to Escrow Holder, with copy to Shoreline, a written confirmation in the form attached hereto as Exhibit B (the "Closing Confirmation", delivery of which may be made by facsimile so long as a manually executed original thereof is delivered to the Escrow Agent by Buyer by overnight courier within one (1) business day of the Closing Date), stating that, subject to Escrow Holder's receipt of the items to be delivered by Seller specified in Section 2(a) hereof, all of the conditions to the Closing as set forth in Article VI of the Purchase Agreement have been satisfied in full or waived as of the date of delivery of such confirmation with respect to Buyer.

3. Closing. The closing of the purchase by Buyers (the "Closing") is scheduled to occur on August 31, 1998, or on such other date as Seller, Buyers, and Shoreline shall agree (the "Closing Date"). At the Closing, Escrow Holder shall undertake the following:

                  (a) Original Deliveries to Buyer. Escrow Holder shall deliver to each Buyer at the addresses noted in Exhibit C hereto, by overnight courier, the original Preferred Share Certificates.

                  (b) Deliveries to Shoreline. Escrow Holder shall deliver to Shoreline, by wire transfer, its commission in the amount of Three Hundred and Seventy Five Thousand ($375,000) U.S. The wiring instructions for Shoreline are as follows:

                                Bank of New York
                                 ABA #021000018
                        BNF-Correspondent Services Corp.
                                 AC #8900186968
                          Financial West Group/UA99100

                  (c) Deliveries to Seller. Escrow Holder shall deliver to Seller, by wire transfer, the funds delivered to it by Buyer less (i) the commission payable to Shoreline specified in Section 3(b), and (ii) Escrow Holder's fees and charges as specified in Section 5. The wiring instructions for Seller are as follow:

                              Bankers Trust Company
                           130 Liberty Street MS 2203
                               New York, NY 10006
         For the Benefit of SoftNet Systems,lnc. Account No. 00-379-188
                                  ABA#021001033
                      Attn: Mr. Scott O'Kula (212) 250-8566

4. Authorization to Escrow Holder to Close. By their signatures appearing below, and subject to the provisions of Section 6(k) hereof, each Buyer, Seller and Shoreline each authorize Escrow Holder to close the Escrow upon occurrence of the following:

                  (a) Escrow Holder's receipt from Seller of all documents as set forth in Section 2(a) hereof;

                  (b) Escrow Holder's receipt from each Buyer of wire transfers in the amounts set forth in the Closing Schedule annexed hereto as Exhibit C and all documents as set forth in Section 2(b) hereof;

                  (c) Escrow Holder's receipt of a Closing Confirmation from each Buyer and Seller; and

                  (d) Escrow Holder's notification from Shoreline that copies of the documents required to be received from Seller and Buyers pursuant to the Purchase Agreement have been received by Shoreline and receipt from Shoreline of written notice to close the Escrow (the "Shoreline Closing Notice"), which notice may be delivered by facsimile transmission, provided that a manually executed original thereof shall be delivered to Escrow Holder within one (1) business day following the Closing.

           Each party understands and agrees that its signature appearing below confirms its approval of the documents and instruments delivered to Escrow Holder and that, except for delivery of the Closing Confirmation, no further approval of any of the documents and instruments is required by any party. Each Buyer and Seller each agree that Escrow Holder is authorized to close the Escrow upon receipt of the items specified in this Section 4.

5. Costs and Charges Due to Escrow Holder. Seller, each Buyer and Shoreline each hereby authorize Escrow Holder to make the following charges:

                  (a) Escrow Holder's charges shall be borne by and billed to Seller, and Escrow Holder shall debit Seller and credit itself with its customary fees, not to exceed in the aggregate $1,000. Neither Buyer nor Shoreline shall have any liability to pay Escrow Holder's charges; provided however, that if the Closing does not occur and fees are due to Escrow Holder as a result thereof, Shoreline will bear all of Escrow Holder's reasonable charges incurred in connection herewith, up to a maximum of $500.00, plus any reasonable out of pocket expenses.

6.                Additional Provisions.

                  (a) Indemnification. Seller, each Buyer and Shoreline acknowledge and agree that Escrow Holder is acting as an escrow agent in this transaction and in no other capacity. Except for the negligence or willful misconduct of Escrow Holder, Seller, each Buyer and Shoreline each hereby agree to indemnify and to hold Escrow Holder harmless from any claim, liability, cost, expense or damage, including reasonable attorneys' fees and costs, incurred by Escrow Holder in connection with any action taken or not taken by Escrow Holder pursuant to this Escrow Agreement. Seller, each Buyer and Shoreline, jointly and severally, shall reimburse Escrow Holder for all of its reasonable expenses covered by the foregoing indemnification as and when such expenses are incurred.

                  (b) Facsimile Signatures. Facsimile signatures on this Escrow Agreement and the documents referred to herein are binding upon any party submitting same.

                  (c) Notices. Any notice, request, demand, instruction or other communication given hereunder by any party must be in writing and will be validly and timely given or made to another party if (i) delivered personally,
(ii) deposited in the United States mail, certified or registered, with postage prepaid and return receipt requested, (iii) delivered by overnight courier, or
(iv) sent by telecopier, to each of the parties at the addresses and facsimile numbers contained in Section 1 hereof. If such notice is served personally, such notice will be deemed to be given at the time of such personal delivery. If notice is served by mail, such notice will be deemed to be given two days after the deposit of same in any United States mail post office box. If such notice is served by overnight courier, such notice will be deemed to be given on the next business day following the acceptance of such notice for delivery by such overnight courier. If such notice is served by telecopier, such notice will be deemed to be given upon confirmation of transmission. Any person entitled to receive notice under this agreement may change the address or telecopier number to which such notice may be sent, by giving notice thereof pursuant to this
Section 6(c).

                  (d) Attorneys' Fees. Should any legal action be brought for the enforcement of this Escrow Agreement or any term hereof, or due to any alleged dispute, breach, default or misrepresentation in connection with any provisions herein contained, the prevailing party shall be entitled to its reasonable attorneys' fees and costs and other costs incurred in any such action or proceeding and including any such action which results in an arbitration of the matters herein, in addition to such other relief as may be granted by the courts or arbitration proceedings.

                  (e) Applicable Law. The existence, validity, and construction of this Escrow Agreement and all matters pertaining hereto shall be determined in accordance with the laws of the State of New York.

                  (f) Further Assurances. Each of the parties agrees that it will, without further consideration, execute, acknowledge and deliver such other documents and take such other actions as may be reasonably requested by the other party in order to consummate the purposes and subject matter hereof.

                  (g)   Assignment.   No  party  hereto  shall  have  any  right
whatsoever to voluntarily assign its rights or delegate its duties hereunder to any third party, without the prior written consent of the other parties.

                  (h) Validity. If any provision of this Escrow Agreement may be prohibited by law or otherwise held invalid, such prohibition or invalidity shall be effective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Escrow Agreement.

                  (i) Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  (j) Survival. The representations, warranties and covenants contained in this Escrow Agreement shall survive the Closing, if any.

                  (k) Timing. If at any time any party hereto has made written demand upon Escrow Holder for the return of documents and/or funds deposited by such party, Escrow Holder may withhold and stop all further proceedings in this Escrow upon notice to the parties, and may then return all documents and/or funds to the party from which received within two business days of receipt of said notice, without liability for interest on funds held or for damages.
Additionally, should the Closing not occur by 5 PM Central Time on August 31, 1998, then Escrow Holder shall, on the next business day, return to each Buyer by wire transfer any and all funds received by Escrow Holder from such Buyer(s) and return to Seller by overnight mail service all Preferred Share Certificates received from Seller.

                  (l) Reliance Upon Provided Information. It is understood that the Escrow Agent and the beneficiary's banks in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any of the parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                  (m) Representation or Warranties of Escrow Holder. Escrow Holder shall make no representation or warranty with respect to the genuineness or any other matter concerning any document or instrument deposited herein and shall have no liability to any other party hereto with respect to such items; provided, however, that Escrow Holder shall inspect the Preferred Share Certificates to (i) confirm that required number of Preferred Share Certificates have been delivered by Seller, in the denominations and face amounts set forth on the Closing Schedule annexed hereto as Exhibit C, and (ii) that the legend appearing on the Preferred Share Certificates conforms to the legend language set forth in Section 2(a)(2) above.

                                                          THE COMPANY:

                              SOFTNET SYSTEMS, INC.


                              By:
                              Name:
                              Title:
                              DATE:





                      [SIGNATURES CONTINUED ONTO NEXT PAGE]

                              BUYERS:

                              RGC INTERNATIONAL INVESTORS, LDC



                              By:
                              Name:
                              Title:
                              DATE:


                      [SIGNATURES CONTINUED ONTO NEXT PAGE]

                              SHORELINE:

                              SHORELINE PACIFIC INSTITUTIONAL FINANCE,
                              THE INSTITUTIONAL DIVISION
                              OF FINANCIAL WEST GROUP


                              By:
                                  Harlan P. Kleiman
                                  President
                              DATE:


                              ESCROW HOLDER:

                              CHASE MANHATTAN BANK AND TRUST COMPANY, N.A., a subsidiary of Chase Manhattan Corporation


                              By:
                                   Chii Ling Lei
                                   Assistant Vice President
                              DATE:

                                                     EXHIBIT A

                                        Form of Preferred Share Certificate

                                                     EXHIBIT B

                                              [INVESTOR'S LETTERHEAD]



August 31, 1998
Facsimile No. (415) 693-8850

Ms. Chii Ling Lei
Assistant Vice President
Chase Manhattan Bank and Trust Company, N.A.
101 California Street, Suite 2725
San Francisco, California 94111

Re:      SOFTNET SYSTEMS INC.  Financing; Closing Confirmation

Dear Ms. Lei:

Please accept this letter as confirmation from [INVESTOR] that, subject to your receipt of the items specified in Section 2(a) of the Escrow Agreement dated August 31, 1998, the conditions to the Closing in Article VI of the Securities Purchase Agreement have been satisfied in full or waived as of the date hereof. Accordingly, this shall serve as our Closing Confirmation as required pursuant to Section 4(c) of said Escrow Agreement.

Please call me if you have any questions or require further information.


Sincerely,




Name:
Title:


cc:      Shoreline Pacific

                          CLOSING SCHEDULE - EXHIBIT C


--------------------------------------------- ------------------------------ -----------------------------------------------------
INVESTOR/CERTIFICATE DELIVERY ADDRESS:        AGGREGATE NO. OF PREFERRED     PREFERRED SHARE CERTIFICATE DENOMINATIONS:
                                              SHARES PURCHASED/AGGREGATE
                                              PURCHASE PRICE:
--------------------------------------------- ------------------------------ -----------------------------------------------------
--------------------------------------------- ------------------------------ -----------------------------------------------------
RGC International Investors, LDC
c/o Rose Glen Capital Management, L.P.        7,500 Preferred Shares         7 Preferred Share Certificate representing 1,000
3 Bala Plaza East, Suite 200                                                 Preferred Shares and 1 Preferred Share Certificate
251 St. Asaphs Road                           $7,500,000                     representing 500 Preferred Shares
Bala Cynwyd, PA  19004
(650) 962-7474
--------------------------------------------- ------------------------------ -----------------------------------------------------
--------------------------------------------- ------------------------------ -----------------------------------------------------
[INVESTOR NAME, DELIVERY ADDRESS & TEL NO.]                                  ___ Preferred Share certificate representing
                                              __________ Preferred Shares    __________ Preferred Shares


                                              $------------

--------------------------------------------- ------------------------------ -----------------------------------------------------
--------------------------------------------- ------------------------------ -----------------------------------------------------
[INVESTOR NAME, DELIVERY ADDRESS & TEL NO.]                                  ___ Preferred Share certificate representing
                                              __________ Preferred Shares    __________ Preferred Shares

                                              $------------

--------------------------------------------- ------------------------------ -----------------------------------------------------
--------------------------------------------- ------------------------------ -----------------------------------------------------
[INVESTOR NAME, DELIVERY ADDRESS & TEL NO.]                                  ___ Preferred Share certificate representing
                                              __________ Preferred Shares    __________ Preferred Shares

                                              $------------

--------------------------------------------- ------------------------------ -----------------------------------------------------